                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES
                              --------------------

NAME                                        JURISDICTION OF ORGANIZATION
----                                        ----------------------------
Edison Mission Finance Co.                  California
Mission Energy Westside, Inc.               California
Chestnut Ridge Energy Company               California
Homer City Property Holdings, Inc.          California
EME Homer City Generation L.P.              Pennsylvania